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                                                                    Exhibit 99.1

PERSONAL AND CONFIDENTIAL


September 21, 2000


Board of Directors
Paine Webber Group Inc.
1285 Avenue of the Americas
New York, NY 10019

Re: Registration Statement on Form F-4 of UBS AG filed on September 21, 2000


Lady and Gentlemen:

Reference is made to our opinion letter dated July 12, 2000 as to the fairness from a financial point of view to the holders (other than UBS AG ("Buyer") or any of its subsidiaries) of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares") of Paine Webber Group Inc. (the "Company") of the Consideration (as defined in the opinion letter) to be received for Shares, in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of July 12, 2000, among Buyer, Neptune Merger Subsidiary, Inc., a wholly-owned subsidiary of Buyer, and the Company.

The foregoing opinion letter was provided for the information and assistance of the Board of Directors of the Company in connection with the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Buyer has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary -- Opinion of Paine Webber's Financial Advisors," and "The Merger -- Opinion of Paine Webber's Financial Advisors" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement.
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Paine Webber Group Inc.
September 21, 2000
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In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ GOLDMAN, SACHS & CO.
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(GOLDMAN, SACHS & CO.)